Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 14, 2007, accompanying the consolidated financial statements included in the Annual Report of PW Eagle Inc. on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statements of PW Eagle, Inc. on Forms S-8 (File Nos. 333-135627, 333-134514, 333-133773, 333-17027, 333-26047, 333-34492, 333-64002) and Form S-1 (File No. 333-130869).

/s/ Grant Thornton LLP
Grant Thornton LLP

Portland, Oregon March 14, 2007